ESCROW AGREEMENT


            POMEROY COMPUTER RESOURCES OF SOUTH CAROLINA, INC., a South Carolina corporation (the "Pomeroy"), and ARTHUR M. COX, RONALD D. HILDRETH, and JEFFREY F. HIPP (the "CSI Shareholders") and NEXSEN PRUET JACOBS & POLLARD, LLP and LINDHORST & DREIDAME CO., L.P.A. (the "Escrow Agents"), hereby agree as follows, this _____ day of October, 1997.

            SECTION 1 - RECITALS

            1.1 Pomeroy and CSI Shareholders have entered into an Agreement and Plan of Reorganization dated the 17th day of October, 1997, (the "Merger Agreement") providing for the merger of The Computer Store, Inc., a South Carolina corporation, ("CSI") with and into Pomeroy.

            1.2 Section 2.1(a) of the Merger Agreement provides that the CSI Shareholders shall deposit with the Escrow Agents the number of shares of stock of Pomeroy Computer Resources, Inc., a Delaware corporation and the parent corporation of Pomeroy, having an aggregate value of Seventy-Four Thousand Nine Hundred Eighty-Three Dollars and 22/100 ($74,983.22) (such stock hereinafter referred to as PCR Stock), and
            Section 2.2(b) of the Merger Agreement provides that the CSI Shareholders shall deposit with the Escrow Agents the sum of Seventy-Five Thousand Sixteen Dollars and 78/100 ($75,016.78) in the aggregate, which PCR Stock and cash shall be deposited by the CSI Shareholders proportionately.

            1.3 The Merger Agreement provides that there may be certain adjustments made to the consideration incident to the merger, as such adjustments are set forth and described in the Merger Agreement. Any net reduction in the consideration for the merger, as a result of such adjustment(s), shall be implemented by decreasing proportionately the amount of cash and PCR Stock paid to the CSI Shareholders, which amount will be repaid to Pomeroy first from the Escrow Fund, as defined in Paragraph 2.1, in the manner set forth in this Escrow Agreement. In addition, the CSI Shareholders have provided Pomeroy and Pomeroy Computer Resources, Inc. ("PCR") with certain indemnification rights under the Merger Agreement. Incident thereto, the Merger Agreement provides that the Escrow Agents shall distribute cash and PCR Stock from the Escrow Fund to Pomeroy or PCR in an amount equal to any costs or expenses incurred by Pomeroy or PCR resulting from any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by CSI or the CSI Shareholders, subject to the terms of the Merger Agreement relating to the indemnification rights and obligations of the parties to the Merger Agreement.
                               E-206
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                 CERTAIN PORTIONS OF THIS AGREEMENT
                 ARE SUBJECT TO BINDING ARBITRATION
            SECTION 2 - ESCROW FUND

             2.1 The Escrow Agents shall hold the PCR Stock and the cash which is delivered to the Escrow Agents by the CSI Shareholders. The PCR Stock and cash received by the Escrow Agents are sometimes referred to herein collectively as the "Escrow Fund." The Escrow Agents shall invest the cash in an interest-bearing account with Star Bank, National Association.

            SECTION 3 - TERM OF ESCROW, RELEASE OF ESCROW FUNDS,
            INTEREST AND PROCEEDS THEREON

            3.1 The Escrow Agents will hold the Escrow Funds in their possession until the later of April 1, 1998 or the EBIT determination, as such adjustment is set forth and described in the Merger Agreement, is finalized by the CSI
            Shareholders and Pomeroy.

                 If, as a result of any adjustments or indemnification
            claims resulting from any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by CSI or the CSI Shareholders, subject to the terms and limitations of the Merger Agreement relating to the indemnification rights and obligations of the parties to the Merger Agreement, there is a net reduction in the consideration for the merger, which has been agreed upon in writing by the parties or for which there is a report of an arbitrator or an order of a court, then the Escrow Agents shall deliver to Pomeroy a payment equal to the amount owed Pomeroy as a result of such adjustment or indemnification payable 50% from the cash and 50% from the PCR Stock held in the Escrow Fund. For purposes of determining the amount of PCR Stock to be delivered to Pomeroy, the value of the PCR Stock shall be based on the average of the closing price of the PCR Stock on the NASDAQ exchange for the twenty (20) trading days immediately preceding the third day before an agreement is made by the parties to the Merger Agreement in the manner set forth and described in such Merger Agreement.

            3.2 In the event there is no such net reduction in the consideration paid for the merger or in the event that there is cash and PCR Stock remaining after the payment from the Escrow Fund for any such net reduction or pursuant to any indemnification rights, then the Escrow Agents shall deliver the remaining cash (with any interest thereon) and remaining PCR Stock held in the Escrow Fund to the CSI Shareholders in proportion to their percentage of ownership in CSI that they held as set forth in the Merger Agreement, immediately prior to the effective date of the Merger Agreement.
            3.3  Until released from the escrow pursuant to this
            Agreement, the PCR Stock      held  as part of the Escrow
                               E-207
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            Fund shall remain registered in the name of the individual
            CSI Shareholders, and each CSI Shareholder shall be entitled to all incidents of ownership in the number of shares of PCR Stock transferred by each CSI Shareholder, respectively, including but not limited to the right to vote the PCR Stock and to receive all dividends and other distributions thereon, subject however, to the provisions of this Agreement and the Merger Agreement.

            3.4 All disbursements from the Escrow Fund to Pomeroy for any adjustments to the consideration of the merger or for any claims under any indemnification rights must be payable to the extent possible approximately 50% from the cash held in the Escrow Fund and approximately 50% from the PCR Stock held in the Escrow Fund. Any disbursement made to Pomeroy of the PCR Stock shall be rounded down to the nearest whole share and any cash distributed shall be rounded up accordingly.

            3.5 Notwithstanding the above provisions, the Escrow Agents shall not release any cash or PCR Stock from the Escrow Fund without first giving written notice to Pomeroy and the CSI Shareholders. If no objection is made by Pomeroy and the CSI Shareholders within 10 days from the date that the written notice is delivered to the CSI Shareholders and to Pomeroy, then the Escrow Agents may release the cash and PCR Stock pursuant to the terms of this Escrow Agreement. If a timely objection is made in writing by the CSI Shareholders or by Pomeroy, the Escrow Agents shall not release any cash or PCR Stock until such time that the Escrow Agents are informed in writing signed by the CSI Shareholders and Pomeroy that the Escrow Agents are to release the Escrow Fund or a portion thereof. In the event the parties are unable to reach an agreement within 10 days after the objection, the matter shall be arbitrated in the manner set forth in Section 4.7.

            SECTION 4 - ESCROW AGENTS

            4.1 The Escrow Agents shall be reimbursed for all expenses, disbursements and advances incurred or made by them in the performance of their duties hereunder. The CSI Shareholders shall be responsible for the expenses, disbursements and advances incurred by Nexsen Pruet Jacobs & Pollard, LLP and Subsidiary shall be responsible for the expenses, disbursements and advances incurred by Lindhorst & Dreidame Co., LPA.

            4.2 The Escrow Agents may resign and be discharged from their duties hereunder at any time by giving 10 days prior written notice of such resignation to CSI Shareholders and Pomeroy specifying the date which such resignation shall take effect. Upon such notice, successor Escrow Agents shall be appointed by the mutual consent of the CSI
                               E-208
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            Shareholders and Pomeroy.  CSI Shareholders and Pomeroy,
            jointly, shall have the right at any time upon their mutual consent to substitute new Escrow Agents by giving notice thereof to the Escrow Agents then acting.

            4.3 The Escrow Agents undertake to perform such duties only as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument or signature believed by them to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agents shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

            4.4 The Escrow Agents shall not be liable for any action taken or omitted by them in good faith and believed by them to be authorized hereby or within the rights and powers conferred upon them hereunder, nor for any action taken or mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by their willful misconduct or gross negligence. The Escrow Agents may consult with legal counsel selected by them and shall not be liable for any action taken or omitted by them in good faith in accordance with the advice of such counsel.

            4.5 Each party hereto agrees to indemnify the Escrow Agents and hold them harmless against any all liabilities incurred by them hereunder as a consequence of such party's action, and the parties agree jointly to indemnify the Escrow Agents and hold them harmless against any and all liabilities incurred by them hereunder that are not a consequence of any party's action, except for liabilities incurred by the Escrow Agents resulting from their own willful misconduct or gross negligence.

            4.6 Escrow Agents shall not be responsible for the identity, authority or rights of any person executing or delivering, or purporting to execute or deliver, this Escrow Agreement, or any document or security deposited hereunder, or any endorsement thereon or assignment thereof, or for the sufficiency, genuineness or validity of or title to any document or security deposited with it hereunder, or any assignment thereof.

            4.7  In the event of any disagreement between Pomeroy and
            the CSI Shareholders     regarding the Escrow Agents'
            actions or obligations hereunder or in the event of a disagreement between the Escrow Agents, the Escrow Agents shall, subject to the provisions of the Merger Agreement, submit the question to an arbitrator to be appointed by the American Arbitration Association for arbitration in accordance with its rules, whose determination shall be conclusive and binding to all parties to this Agreement.
                               E-209
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            4.8  The parties to this Agreement acknowledge that CSI has been and that the CSI Shareholders may hereafter be represented by Nexsen Pruet Jacobs & Pollard, LLP and Pomeroy has been and continues to be represented by Lindhorst & Dreidame Co., L.P.A. and that such legal entities and their respective individual attorneys may continue to serve as legal counsel for the respective parties to this Agreement.

            4.9 Any action to be taken by the Escrow Agents hereunder shall be done jointly.


            SECTION 5 - MISCELLANEOUS

            5.1 Nothing in this Escrow Agreement shall be deemed to enlarge or diminish the rights and obligations of CSI
            Shareholders and Pomeroy as set forth in the Merger
            Agreement.

            5.2 This Escrow Agreement shall be construed by and governed in accordance with the laws of the State of South Carolina.

            5.3 Notices. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant to hereto):


                 (a)  If to Pomeroy, to:            Pomeroy Computer
            Resources of South                                Carolina,
            Inc.
                                               c/o Pomeroy Computer
            Resources, Inc.
                                               1020 Petersburg Road
                                               Hebron, KY  41048

                 (b)  If to CSI Shareholders, to:   Arthur M. Cox
                                               312 Stamford Bridge Road
                                               Columbia, SC 29212

                                               Ronald D. Hildreth
                                               225 Mariners Row
                                               Columbia, SC 29212

                                               Jeffrey F. Hipp
                                                    4 Medina Court
                                               Columbia, SC 29223
                               E-210
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                 (c)  If to Escrow Agents, to:      Lindhorst & Dreidame
            Co., L.P.A.
                                               312 Walnut Street, Suite
            2300
                                               Cincinnati, Ohio  45202
                                               Attention: James H. Smith
            III

                                               Nexsen Pruet Jacobs &
            Pollard, LLP
                                               1441 Main Street, Suite
            1500
                                               P.O. Drawer 2426
                                               Columbia, SC 29202
                                               Attention: G. Marcus
            Knight

            WITNESSES:                         POMEROY:

                                               POMEROY COMPUTER
            RESOURCES                                    OF SOUTH
            CAROLINA, INC.

            _________________________
                                                 By:
                 _________________________________

            _________________________

                                               CSI SHAREHOLDERS:

            _________________________

                 ________________________________
                                               ARTHUR M. COX
            _________________________



            _________________________
                 ________________________________
                                               RONALD D. HILDRETH

            _________________________



            _________________________
                 _________________________________
                                               JEFFREY F. HIPP

            _________________________
                               E-211
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                                               ESCROW AGENTS:

                                               NEXSEN PRUET JACOBS &
            POLLARD,                                LLP

            _________________________

                                            By:
                 _________________________________
                                                    G. MARCUS KNIGHT,
            Partner
            _________________________





                                               LINDHORST & DREIDAME CO.,
            L.P.A.


            _________________________            By:
                 __________________________________
                                               JAMES H. SMITH III,
            Treasurer



            _________________________
            ??












            LD 92320-2
                               E-212
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